UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 26, 2014

VAPOR CORP.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19001	84-1070932
(Commission File Number)	(IRS Employer Identification No.)

3001 Griffin Road, Dania Beach, Florida	33312
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code               (888) 766-5351

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

 On August 26, 2014, Vapor Corp. (the “Company”) and the Company’s  newly formed wholly-owned subsidiary IVGI Acquisition, Inc., a Delaware corporation (the “Buyer”), and International Vapor Group, Inc., a Delaware corporation on behalf of itself and certain of its subsidiaries  (“IVG” and together with such of its subsidiaries, the “Sellers”),  and David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and the owners of International Vapor Group, Inc., entered into a letter of termination (the “Termination Letter”), pursuant to which the parties have mutually terminated their previously announced Asset Purchase Agreement entered into on May 14, 2014 and amended on July 25, 2014.

The Company and the Sellers mutually terminated the Asset Purchase Agreement because the parties could not agree upon certain operational and financial matters pertaining to the post-closing integration of the Sellers’ business operations.

There are no current disputes or disagreements between the Company and the Sellers and neither party is liable for any breakup fees or reimbursement of costs to the other party as a result of the termination of the Asset Purchase Agreement.

The Termination Letter also provides, among other matters, that the secured promissory note dated July 28, 2014 made by IVG in favor of the Company in the principal amount of $500,000 and the guaranty thereof by Messrs. Molina, Epstein and Herrera will continue in full force and effect notwithstanding the termination of the Asset Purchase Agreement.

The foregoing description of the Termination Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Letter, a copy of which is filed as Exhibit 2.1 to this Report and incorporated herein by reference.

On August 27, 2014, the Company issued a press release announcing the parties’ termination of the Asset Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

    (d)      Exhibits.

Exhibit
Number	Description

2.1	Termination Letter dated August 26, 2014 by and among Vapor Corp., IVGI Acquisition, Inc. , International Vapor Group, Inc. and Nicolas Molina, David Epstein and David Herrera

99.1	Press Release of Vapor Corp. dated August 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

(Registrant)

	By:	/s/ Harlan Press
Harlan Press
Chief Financial Officer
Date: August 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Termination Letter dated August 26, 2014 by and among Vapor Corp., IVGI Acquisition, Inc. , International Vapor Group, Inc. and Nicolas Molina, David Epstein and David Herrera
99.1	Press Release of Vapor Corp. dated August 27, 2014